Exhibit 99.1
June 17, 2015

For Immediate Release
Analyst Inquiries:                                              Media Inquiries:
Jonathan Peisner                                                Darci Valentine
(317) 249-4390                                                   (317) 249-4414
jonathan.peisner@karauctionservices.com darci.valentine@karauctionservices.com

KAR Auction Services, Inc. Announces Amendments to U.S. and Canadian Securitization Facilities
Transaction Extends Securitization Facilities to June 2018 and Increases Committed Liquidity $225 Million

Carmel, IN—KAR Auction Services, Inc. (NYSE: KAR) today announced that its subsidiaries Automotive Finance Corporation (AFC) and AFC Funding Corporation (AFC Funding), have entered into the Sixth Amended and Restated Receivables Purchase Agreement (the Receivables Purchase Agreement), by and among AFC, AFC Funding, Fairway Finance Company, LLC (“Fairway Finance”), as a Purchaser, Chariot Funding LLC (“Chariot Funding”), as a Purchaser, Deutsche Bank AG, New York Branch, as a Purchaser, Fifth Third Bank, as a Purchaser, BMO Capital Markets Corp., as Purchaser Agent for Fairway Finance, JPMorgan Chase Bank N.A., as Purchaser Agent for Chariot Funding, Deutsche Bank AG, New York Branch, as Purchaser Agent for itself, Fifth Third Bank, as Purchaser Agent for itself, and Bank of Montreal, as Agent. The Receivables Purchase Agreement increases AFC Funding’s U.S. committed liquidity to $1.15 billion, extends the facility’s maturity date to June 29, 2018, reduces the over-collateralization requirement and provides increased flexibility for AFC to offer a broader array of term structures to its dealer customers. Automotive Finance Canada, Inc. (AFCI) also reported today that it amended, extended and increased its Canadian securitization to C$125 million.

Commenting upon the amended securitization agreements, John Hammer, CEO and President of AFC and President of AFCI stated, “The amendment of our U.S. and Canadian securitization facilities is great news for our dealer customers as it significantly strengthens AFC’s and AFCI’s position as a premier floorplan funding source throughout the United States and Canada. I’m very grateful to our banking partners for their continued confidence in AFC and AFCI as demonstrated by increases in our securitization facilities, secured through June 2018, as well as their assistance in reducing the over-collateralization requirement in the U.S. and expanding the definition of eligible receivables.”

As a result of the reduction in the over-collateralization requirement in the U.S. and the expansion of the definition of eligible receivables, AFC utilized approximately $157 million in conjunction with the June 16, 2015 closing of the Receivables Purchase Agreement.

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About KAR Auction Services, Inc.
KAR Auction Services, Inc. (NYSE: KAR), a FORTUNE® 1000 company, operates vehicle auction services for sellers and buyers worldwide. Based in Carmel, Ind., the KAR group of companies is comprised of ADESA, Inc. (ADESA), Insurance Auto Auctions, Inc. (IAA), Automotive Finance Corporation (AFC), and additional business units, with over 12,000 employees across the globe.

ADESA operates 66 wholesale used vehicle auctions and IAA has 170 salvage vehicle auctions. Both companies offer leading online auction platforms to provide greater access for customers. AFC provides inventory financing and comprehensive business services primarily to independent used vehicle dealers from its 112 locations. Together, KAR’s complementary businesses provide support, technology and logistics for the used vehicle industry. For more information, visit karauctionservices.com.

Forward Looking Statements
Certain statements contained in this release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

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